Exhibit 10.1

AMENDMENT NO. 4 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED
The Profit Sharing Plan of Quest Diagnostics Incorporated, as presently maintained under an amendment and restatement effective as of January 1, 2016 (the “Plan”), is hereby amended in the following respects, effective as of March 1, 2020:
1.    Section 2.1 of the Plan (“Eligibility”) is amended in its entirety to read as follows:
“2.1    Eligibility
An Eligible Employee may make Employee Pre-Tax Contributions as soon as administratively feasible after he becomes an Eligible Employee. An Eligible Employee shall become eligible to receive: (a) Employer Matching Contributions as soon as administratively feasible after he completes 12 months of Eligibility Service; and (b) Employer Discretionary Contributions (if any) as soon as administratively feasible after he completes 12 months of Eligibility Service or, if earlier, after he meets the eligibility requirements specified pursuant to Section 3.3(b).”
2.    Section 3.3 of the Plan (“Employer Discretionary Contributions”) is amended in its entirety to read as follows:
“3.3    Employer Discretionary Contributions
(a)    An Employer may elect for any Plan Year to make an Employer Discretionary Contribution in an amount expressed as a percentage of Deferral Compensation and which shall be allocated in accordance with Section 4.6. Employer Discretionary Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
(b)    By means of a written action of a duly authorized officer (an “Officer Action”), an Employer also may elect to make an Employer Discretionary Contribution consisting of a single payment or payments over a specified time period, in cash, subject to compliance with the Code. The requirements, if any, applicable to such an Employer Discretionary Contribution shall be contained in the Officer Action and may include provisions related to: (1) eligibility; (2) allocation; (3) vesting; and (4) treatment of forfeitures. If not otherwise specified in the Officer Action, Employer

Exhibit 10.1

Discretionary Contributions authorized pursuant to this Section 3.3(b) shall have the same requirements as to vesting, allocation and forfeiture as apply to Employer Discretionary Contributions authorized pursuant to Section 3.3(a).
(c)    Employer Discretionary Contributions shall be invested in the same manner as Regular Pre-Tax Contributions. If Employer Discretionary Contributions are made, they shall be credited to the Partnership Sub-Account (see Appendix D) of Participants receiving such contributions or to such other sub-account(s) maintained under Section 4.1 as determined by the Plan Administrator or as specified in the Officer Action.”
3.    Section 4.6 of the Plan (“Allocation of Employer Discretionary Contributions”) is amended in its entirety to read as follows:
“4.6    Allocation of Employer Discretionary Contributions
Any Employer Discretionary Contributions under Section 3.3(a), or forfeitures subject to allocation under Section 5.5(e), shall be allocated among those Participants who are active Eligible Employees as of the last day of such Plan Year and who have met the eligibility requirements of Section 2.1 to receive such Employer Discretionary Contributions. Such allocation shall be in proportion to their respective Deferral Compensation (as limited by Code Section 401(a)(17)(B)) for the Plan Year. Employer Discretionary Contributions required under Section 11.2, and any Employer contributions needed under Section 3.11, shall be allocated as provided in those sections and invested in the same manner as Regular Pre-Tax Contributions, and may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.”
4.    The opening clause of Section 5.5(b)(2) is amended to provide as follows:
“(2)    Except as provided in paragraph (1) above or pursuant to Section 3.3(b), a Participant shall have a vested percentage in the balance of Employer Discretionary Contributions, and any earnings or losses thereon, made after 2015 under the Plan determined in accordance with the following schedule:”

Exhibit 10.1

5.        Section 6.3(a) is amended by inserting the word “vested” to precede the word “Account.”
As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this Amendment to be executed by its Senior Vice President and Chief Human Resources Officer on this 27th day of February, 2020.

QUEST DIAGNOSTICS INCORPORATED
By:     /s/ Cecilia K. McKenney
Name: Cecilia McKenney
Title: SVP and Chief Human Resources Officer